UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2828 N. Harwood Street, 15th Floor, Dallas, Texas 75201

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On July 28, 2020, the Board of Directors (the “Board”) of MoneyGram International, Inc., a Delaware corporation (the “Company”), adopted a Tax Benefits Preservation Plan, (the “Rights Agreement”), by and between the Company and Equiniti Trust Company, a limited trust company organized under the laws of the State of New York, as Rights Agent (the “Rights Agent”).

Under the Rights Agreement, certain Rights (as defined in the Plan) (the “Rights”) were issued for the purpose of preventing, under Internal Revenue Code Section 382 (“Section 382”), an “ownership change” that would result in the limitation on the use of certain tax benefits of value to the Company.

In connection with the adoption of the Rights Agreement, the Board approved a Certificate of Designations of Series E Junior Participating Preferred Stock (the “Certificate of Designations”).

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated herein by reference in its entirety. On June 3, 2021, the Board amended the Rights Agreement by adopting Amendment No. 1 to the Rights Agreement to change the expiration date under the Rights Agreement to 11:59 p.m., New York City time, on June 3, 2021 (the “Expiration Date”). In accordance with the Rights Agreement, on the Expiration Date the Rights will become null, void, and of no further effect, and the Rights Agreement will terminate.

Item 3.03	Material Modification of Rights of Security Holders.

The information set forth in Item 1.02 to this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 3, 2021, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating all provisions of the Certificate of Designations filed by the Company with the Delaware Secretary of State on July 28, 2020 related to a series of preferred stock designated as Series E Junior Participating Preferred Stock (the “Series E Preferred Stock”) established pursuant to the Rights Agreement. Such shares previously designated Series E Preferred Stock will be returned to the authorized but undesignated shares of the Company’s preferred stock.

A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Elimination of the Series E Junior Participating Preferred Stock of MoneyGram International, Inc.

4.1	Amendment No. 1 to the Tax Benefits Preservation Plan, dated as of June 3, 2021, by and between MoneyGram International, Inc. and Equiniti Trust Company, as Rights Agent

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

By:	/s/ Robert L. Villaseñor
Robert L. Villaseñor
General Counsel, Corporate Secretary and Chief Administrative Officer

Date: June 3, 2021